EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

OF

IRC-IREX VENTURE II, L.L.C.

MAY 7, 2009

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

ARTICLE II FORMATION

7

2.1

Organization

7

2.2

Name

7

2.3

Term

7

2.4

Registered Agent and Office

7

2.5

Principal Office

7

2.6

Foreign Qualification

7

ARTICLE III ACCOUNTING AND RECORDS

7

3.1

Records to be Maintained

7

3.2

Information and Accounting to Members

8

ARTICLE IV BUSINESS TRANSACTIONS

8

4.1

Nature of Business

8

4.2

Submission of Venture Proposals

8

4.3

Mutual Agreement re Syndication Proposals

8

4.4

Formation of Venture Sub

9

4.5

Management and Dealer Manager Agreements

9

4.6

Equity Advances

9

4.7

Reimbursement of Syndication Costs

9

4.8

Assignment of Rights to Acquire Target Property

10

4.9

Service Provider and Other Business Transactions

10

4.10

Discontinued Venture or Abandoned Syndication

10

4.11

Venture Sub Losses

11

4.12

Additional Equity Advances

11

ARTICLE V AMENDMENTS TO CERTIFICATE AND AGREEMENT

11

5.1

Certificate Amendments

11

5.2

Agreement Amendments

12

ARTICLE VI RIGHTS AND DUTIES OF MEMBERS

12

6.1

Meetings and Notice

12

6.2

Informal Action by Members

12

6.3

No Liability of Members

12

6.4

Venture Corp. Member Decisions

12

6.5

Lack of Authority

12

6.6

Conflicts of Interest

13

6.7

Representations and Warranties

13

ARTICLE VII RIGHTS AND DUTIES OF MANAGER

13

7.1

Management

13

7.2

Manager

13

7.3

Power to Bind the Company

13

7.4

Fees and Compensation

14

7.5

Standard of Care

14

7.6

Officers

14

7.7

Matters Requiring Member Consent

14

7.8

REIT Provisions

15

ARTICLE VIII INDEMNIFICATION

15

8.1

Indemnification by Venture Corp. and IRC of IREX Indemnified Parties

15

8.2

Indemnification by IREX of IRC Indemnified Parties

16

8.3

Other Indemnification Obligations

16

8.4

Limitation on Certain Obligations of IRC and its Subsidiaries

16

ARTICLE IX CONTRIBUTIONS AND CAPITAL ACCOUNTS

17

9.1

Initial Contributions

17

9.2

Additional Capital Contributions From Existing Members

17

ARTICLE X DISTRIBUTIONS

17

10.1

Distribution of Acquisition Fees

17

10.2

Distribution of Operating Proceeds

17

10.3

Distributions of Net Investor Sale Proceeds and Exit Sale Proceeds

18

10.4

Other Distributions Not Upon Dissolution

18

ARTICLE XI ALLOCATIONS AND TAXES

18

11.1

Allocation of Profits and Losses

18

11.2

Elections

18

11.3

Tax Matters Partner

18

11.4

Method of Accounting

18

11.5

Returns and Other Elections

18

11.6

Venture Subs

18

11.7

Certain Reimbursements

18

ARTICLE XII DISPOSITION OF MEMBERSHIP INTERESTS

19

ARTICLE XIII TERMINATION OF A MEMBER

19

13.1

Termination

19

13.2

Effect of Termination

19

13.3

Resignation of a Member

19

ARTICLE XIV DISSOLUTION AND WINDING UP

19

14.1

Dissolution

19

14.2

Effect of Dissolution

20

14.3

Distribution of Assets upon Dissolution

20

14.4

Winding Up and Articles of Dissolution

20

ARTICLE XV MISCELLANEOUS PROVISIONS

20

15.1

Notices

20

15.2

Entire Agreement

20

15.3

Construction

20

15.4

Expenses

21

15.5

Headings

21

15.6

No Partnership Intended for Nontax Purposes

21

15.7

Rights of Creditors and Third Parties Under Agreement

21

15.8

Application of Delaware Law

21

15.9

Counterparts

21

15.10

No Waiver

21

15.11

Severability

21

15.12

Benefit

22

119979/1

i

Exhibit A

Member Information

Exhibit B

Form of Venture Sub Formation Documents

Exhibit C

Form of Management Agreement with IREX

Exhibit D

Form of Property Management Sub-Contact with ICPM

Exhibit E

Form of Dealer Manager Agreement with Inland Securities Corporation

119979/1

ii

LIMITED LIABILITY COMPANY AGREEMENT

OF

IRC-IREX VENTURE II, L.L.C.

(a Delaware limited liability company)

THIS LIMITED LIABILITY COMPANY AGREEMENT of IRC-IREX VENTURE II, L.L.C., a Delaware limited liability company (the “Company”), is entered into as of May 7, 2009 by and between Inland Real Estate Exchange Corporation (“IREX”), a Delaware corporation, and Inland Exchange Venture Corporation (“Venture Corp.”), a Delaware corporation.  Certain capitalized terms used herein are defined in Article I.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Unless otherwise specified herein, the following terms shall have the following meanings:

“1031 Program” shall mean the acquisition of real estate and its offering for sale, pursuant to Regulation D under the Securities Act of 1933, as amended, of interests in the real estate, structured as (a) tenant-in-common interests, (b) beneficial interests in a Delaware Statutory Trust or (c) a custom program for a single investor, in each case for investors wishing to complete a tax-deferred exchange of real estate pursuant to Section 1031 of the Code or for cash investors who desire to position their investments for future tax deferred exchanges.

“Abandoned Syndication” shall mean a syndication of a 1031 Program that (a) is not undertaken or (b) the Target Property is withdrawn from the market by the Venture Sub prior to the sale of any Interest.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del.C. 18-101 et seq., as amended from time to time.

“Acquisition Fee” or “Acquisition Fees” shall mean such term as described in the Forecasted Statement of Cash Flow exhibit to the Private Placement Memorandum issued in connection with the syndication of a Target Property.

“Additional Capital Contribution” shall mean a Capital Contribution other than the Initial Capital Contribution.

“Additional Equity Advance” shall mean a capital contribution made by Venture Corp. to the Company, the proceeds of which will thereupon be contributed by the Company to a Venture Sub to fund (in part) additional capital that may be required by the Venture Sub, such capital contribution to be based on the percentage of the Company’s Interest in the Venture Sub at the time such additional capital is required by the Venture Sub.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries’ controls, is controlled by, or is under common control with a party hereto.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the ownership or control of securities possessing more than 50 percent of the voting power of all outstanding voting securities of an entity or the power to otherwise direct or cause the direction of the management and policies of the entity, whether through the ownership of voting stock or similar rights.

“Agreement” shall mean this Limited Liability Company Agreement, as amended from time to time.

 “Bankruptcy Event” shall mean with respect to any Person: an assignment by such Person for the benefit of creditors or an admission in writing by such Person of an inability to pay its debts generally as they become due; the entry of an order, judgment or decree adjudicating such Person bankrupt or insolvent; the petition or application by such Person to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of such Person or of any substantial part of its assets; the commencement of any proceeding (or the entry of any order for relief) with respect to such Person or its debts under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the filing of any such petition or application or the commencement of any such proceeding against such Person and either (i) such Person by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days.

“Business Day” shall mean any day other than Saturday, Sunday or any legal federal or Illinois State holiday.

“Capital Account” shall mean the Capital Account established and maintained for each Member in accordance with the following provisions:

(a)

to each Member’s Capital Account there shall be credited the Member’s Capital Contributions and the Member’s distributive share of Profits; and

(b)

to each Member’s Capital Account there shall be debited the amount of cash and the fair market value of any other property distributed to the Member and the Member’s distributive share of Losses.

“Capital Contribution” shall mean, with respect to any Member, the amount of money and the fair market value of any property (other than money) contributed to the Company.

“Cash Flow Forecast” shall mean the Forecast of Cash Flow and Returns Exhibit in a Private Placement Memorandum.

 “Certificate” shall mean the Certificate of Formation of the Company, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

 “Damages” means any and all damages, losses, liabilities, obligations, penalties, assessments, dues, fines, amounts paid in settlement, judgments, costs and expenses (including attorneys’ fees and expenses) of any nature.

“DST Interest” shall mean a beneficial interest in a Delaware Statutory Trust.

“Equity Advance” shall mean a capital contribution made by Venture Corp. to the Company, the proceeds of which will thereupon be contributed by the Company to a Venture Sub to fund (in part) the acquisition of a Target Property.

“Exit Sale Proceeds” shall mean the net sale proceeds realized by a Venture Sub from the disposition of its Target Property, or from casualty loss insurance or condemnation proceeds not applied to Target Property restoration, relating to its Retained Percentage and other ownership interests in the Target Property.

 “ICPM” shall mean Inland Commercial Property Management, Inc. a wholly-owned subsidiary of IRC.

“IRC” shall mean Inland Real Estate Corporation, a Maryland corporation.

“IREX” shall have the meaning set forth in the preamble of this Agreement.

“Initial Capital Contribution” shall mean the initial Capital Contribution made by each of the Members as described in Section 9.1.

“Interest” shall mean a DST Interest and/or a TIC Interest, as the context requires.

“Investor Closing Costs” shall mean the total of the Selling Commissions, Due Diligence Fees, Dealer Manager Fee, Transfer Tax, Mortgage Tax, Acquisition Fee, and other costs and expenses allocated to the sale of an Interest, all as described in the Cash Flow Forecast applicable to the sale of such Interest.

“Major Decisions” shall have the meaning set forth in Section 7.7.

“Manager” shall mean IREX

“Member” shall mean each person executing this Agreement as a Member.

“Member Consent” shall mean the affirmative vote of both Members.

“Membership Interest” shall mean the interest in the Company entitling its holder to the benefits provided in this Agreement and the Act, and subjecting its holder to the obligations provided in this Agreement and the Act.

“Misrepresentation” shall mean any untrue statement of a material fact or an omission to state a material fact necessary, in order to make statements made, in light of the circumstances under which they were made, not misleading.

“Net Investor Sales Proceeds” means the remaining balance of offering proceeds, if any, from the payment of the purchase price for an Interest by an investor, less first, payment of Investor Closing Costs and then payment against the remaining balance, until fully repaid, of Upfront Costs and Expenses.  For the avoidance of doubt, the Net Investor Sale Proceeds from the sale of Interests by a Venture Sub will only be generated after the aggregate of all of the Upfront Costs and Expenses incurred by IREX have been first fully repaid from the proceeds from the sales of the Interest offered by the Venture Sub.

“Offering Recommendation” shall mean a written recommendation prepared by IREX, after its receipt of a Venture Proposal, to acquire a Target Property through a Venture Sub. The Offering Recommendation shall include the proposed capital requirements, the sources and uses of capital and loan proceeds, the estimated Investor Closing Costs, the estimated Upfront Costs and Expenses, the estimated reserves required for the Target Property, the estimated Retained Percentage, the Equity Advance to be required of Venture Corp., proposed recourse obligations and the obligors thereof, proposed carve out guaranties and guarantors thereof, and other matters that IREX generally considers in syndicating proposed properties for its own 1031 Programs.

“Operating Proceeds” shall mean a Venture Sub’s share of Target Property Cash Flow, as calculated in the same manner as in the Cash Flow Forecast to the Private Placement Memorandum and taking into account actual Capital Expenditures and additions to the Forecasted Property Reserve Accounts for the next year as described in the Cash Flow Forecast.

 “Organization” shall mean a Person other than a natural person, including without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, trusts and unincorporated associations.

“Percentage Interest” shall mean (i) in the case of IREX, 50 percent and (ii) in the case of Venture Corp., 50 percent.

“Person” shall mean any natural person or Organization.

“Principal Office” shall have the meaning set forth in Section 2.5.

“Private Placement Memorandum” shall mean, with respect to a particular Venture Sub, the private placement memorandum through which the Venture Sub offers Interests.

“Proceeding” shall mean any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of the court, arbitrator, or governmental agency.

“Profits” and “Losses” shall mean, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss for the year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a) (1) shall be included in taxable income or loss), with the following adjustments:

(a)

any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to taxable income or loss; and

(b)

any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from taxable income or loss.

“Property” shall mean any property, real or personal, tangible or intangible, excluding cash and cash equivalents of the Company.

“Recommendation Period” shall mean the period commencing on the date of the Agreement and ending on December 31, 2010.

“Retained Percentage” shall mean the Interest in a Target Property that a first mortgage lender requires be retained by a Venture Sub and any remaining unsold fractional Interest.

“Retained Percentage Equity Amount” shall mean an amount equal to the value of a Retained Percentage based on the offering price for an equivalent interest, as set forth in the Private Placement Memorandum.

“Secretary of State” shall mean the Secretary of State of Delaware.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service Provider Agreements” shall be the agreements attached hereto as Exhibits C, D and E as described in Section 4.5.

“State” shall mean the State of Delaware.

 “Syndication Proposal” shall mean a mutually agreed upon written agreement between Venture Corp. and IREX to proceed with the acquisition and syndication of a Target Property by a Venture Sub.

“Target Property” shall mean one or more parcels of real estate described in a Venture Proposal.

 “Taxable Year” shall mean the calendar year.

“Taxing Jurisdiction” shall mean any state, local, or foreign government which collects tax, interest or penalties, however designated, on any Member’s share of the income or gain attributable to the Company.

“Termination” shall have the meaning set forth in Section 13.1.

“TIC Interest” shall mean a tenant in common interest.

“Transfer” shall mean any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other disposition, absolute or as security or encumbrance, including dispositions by operation of law.

“Treasury Regulations” shall mean, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as amended from time to time.

“Upfront Costs and Expenses” shall mean the total of the External Due Diligence Fees, Mortgage Broker Fee, O&O Expenses, Acquisition Overhead, Closing and Title Costs, Third Party Reports, Lender Closing & Transfer Costs, Legal & Other costs, Property Reserve, and other costs and expenses, treated as upfront costs and expenses by IREX, incurred by IREX or its Affiliates (and/or as may have been advanced by IREX or its Affiliates to the Venture Sub to effect payment) in connection with a 1031 Program, all as described in the Cash Flow Forecast for such 1031 Program.

“Venture Corp.” shall have the meaning set forth in the preamble of this Agreement and shall be a single purpose entity whose only assets shall be cash and its Membership Interest in the Company.

“Venture Corp. Member Decisions” shall have the meaning set forth in Section 6.4 of this Agreement.

“Venture Proposal” shall mean a written proposal prepared by Venture Corp. and submitted to IREX during the Recommendation Period that recommends the syndication of Interests in a Target Property under a 1031 Program. Each Venture Proposal shall include information, such as physical characteristics, economic data, proposed financing, Argus runs, and other relevant data pertaining to the Target Property in order for IREX to determine the suitability of the syndication of Interests in the Target Property under a 1031 Program.

“Venture Sub” shall mean either a newly formed Delaware limited liability company, of which the Company shall be the initial member, or a newly formed Delaware statutory trust, of which the Company shall be the initial beneficiary, which has been formed to acquire a Target Property and of which a Venture Sub Manager shall be the sole manager or the signatory trustee, as the case may be.

“Venture Sub Manager” shall mean an entity wholly owned by IREX.

“Willful Misconduct” shall mean any material act or omission of or by a Person that: (i) was committed in bad faith or was the result of its active and deliberate dishonesty; or (ii) resulted in an improper benefit to such Person in money, property or services; or (iii) in the case of any criminal matter, the Person committing the act or omission had reasonable cause to believe that the act or omission was unlawful.

ARTICLE II
FORMATION

2.1

Organization

.  The Company was formed as a Delaware limited liability company by the filing of the Certificate with the Secretary of State on April 22, 2009.

2.2

Name

.  The name of the Company is “IRC-IREX Venture II, L.L.C.” and all business of the Company shall be conducted under that name or any other name approved by Member Consent or under any other name adopted as an assumed name, but in any case, only to the extent permitted by applicable law.

2.3

Term

.  The term of this Agreement shall be perpetual, provided that the Company may be dissolved and its affairs wound up as provided in this Agreement or mandated under the Act.

2.4

Registered Agent and Office

.  The registered agent for service of process and the registered office shall be that Person and location reflected in the Certificate.  The Manager may change the registered agent or office through appropriate filings with the Secretary of State.  In the event the registered agent ceases to act for any reason or the registered office shall change, the Manager shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

2.5

Principal Office

.  The principal office of the Company shall be at 2901 Butterfield Road, Oak Brook, Illinois 60523, or at such other location as the Manager shall determine (the “Principal Office”).

2.6

Foreign Qualification

.  The Company shall be qualified to do business in Illinois and such other states as determined from time to time by the Manager.

ARTICLE III
ACCOUNTING AND RECORDS

3.1

Records to be Maintained

.  The Company shall maintain the following records at the Principal Office:

(a)

a list of the amount of cash and a description and statement of the agreed value of the other Property each Member has contributed or has agreed to contribute in the future (which information is also reflected on Exhibit A attached hereto) and the date on which each became a Member;

(b)

a copy of this Agreement and the Certificate, together with any amendments thereto;

(c)

copies of the Company’s federal, state and local income tax returns and reports, if any; and

(d)

any financial statements of the Company.

3.2

Information and Accounting to Members

.  IRC shall be responsible for all Venture Sub and Company accounting functions. Records required to be kept under Section 3.1 may be inspected and copied by a Member or its legal representative at the request and expense of any Member during ordinary business hours.

ARTICLE IV
BUSINESS TRANSACTIONS

4.1

Nature of Business

.  The purpose of the Company shall be to facilitate the participation of Venture Corp. in 1031 Programs for Target Properties made available by Venture Corp.  The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business in furtherance of its purpose.  The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business.

4.2

Submission of Venture Proposals

.  During the Recommendation Period, Venture Corp., in its discretion, may submit Venture Proposals to IREX for evaluation by IREX of the suitability of Target Properties for a 1031 Program. Upon expiration of the Recommendation Period, Venture Corp. shall no longer submit any Venture Proposals to IREX. IREX shall have no obligation to evaluate any proposals that Venture Corp. may submit or attempt to submit to IREX after the expiration of the Recommendation Period and IREX may pursue for its own account or as part of its own 1031 Program, any properties described in any proposal submitted to IREX after the expiration of the Recommendation Period.

4.3

Mutual Agreement re Syndication Proposals

.  Upon completion of its review of each Venture Proposal, IREX shall notify Venture Corp. as to whether IREX considers the Target Property suitable for a 1031 Program. If IREX determines the Target Property is suitable for a 1031 Program, IREX will prepare and deliver to Venture Corp. an Offering Recommendation to acquire the Target Property through a Venture Sub. Thereafter, the Members shall in good faith attempt to arrive at the terms of and execute a Syndication Proposal; provided, however neither Member shall be obligated to accept any proposed Target Property or Offering Recommendation nor be required to enter into a Syndication Proposal.  In the event IREX does not submit an Offering Recommendation or if the Members fail to reach a mutual agreement for a Syndication Proposal with regard to a Venture Proposal submitted to IREX on or before December 31, 2009, IREX agrees that it shall not pursue the Target Property for its own account or as part of its own 1031 Program until after June 30, 2010. In the event IREX does not submit an Offering Recommendation or if the Members fail to reach a mutual agreement for a Syndication Proposal with regard to a Venture Proposal submitted to IREX on or after January 1, 2010 and on or before the expiration of the Recommendation Period, IREX agrees that it shall not pursue the Target Property for its own account or as part of its own 1031 Program until after June 30, 2011.

4.4

Formation of Venture Sub

.  With respect to each Syndication Proposal, the Company shall form a Venture Sub to acquire the subject Target Property (or the title holding entity thereof) using documents or instruments in form and substance as attached hereto as Exhibit B.

4.5

Management and Dealer Manager Agreements

.  Prior to the acquisition of any Target Property, each Venture Sub shall enter into a Management Agreement with its Venture Sub Manager using an agreement in form and substance as attached hereto as Exhibit C, and the Venture Sub Manager, thereupon, will enter into a Property Management Sub-Contact with ICPM using an agreement in form and substance as attached hereto as Exhibit D.  Each such Sub-Contract shall provide for, among other things, a property management fee of 4 percent on multi-tenant Target Properties and 2.5 percent on single tenant Target Properties, based on collected gross income from the Target Property tenants. After acquisition of the Target Property and preparation of the proposed Private Placement Memorandum, the Venture Sub shall submit the proposed Private Placement Memorandum to Inland Securities Corporation, a Delaware corporation, for its review and comments. Upon Inland Securities Corporation’s approval of the proposed Private Placement Memorandum, the Venture Sub shall enter into a Dealer Manager Agreement with Inland Securities Corporation for the applicable 1031 Program in the form and substance of Exhibit E. If the Venture Sub and Inland Securities Corporation cannot agree on the terms of a 1031 Program for the Target Property by the Venture Sub, an Abandoned Syndication of the Target Property shall result.

4.6

Equity Advances

.  Upon the Members’ execution of the Syndication Proposal, and the execution of the Management Agreement described above in Section 4.5, Venture Corp. shall make the Equity Advance capital contribution to the Company in the amount specified in the Syndication Proposal. Following receipt of the Equity Advance the Company will contribute the amount of the Equity Advance to the Venture Sub which will proceed to acquire the Target Property. The Company shall maintain separate accounting for each Equity Advance made by Venture Corp.

4.7

Reimbursement of Upfront Costs and Expenses

.  Upon a Venture Sub’s receipt of Interest sale proceeds, after payment of Investor Closing Costs, the Venture Sub shall promptly pay IREX, from such sale proceeds, for all Upfront Costs and Expenses in the amounts thereof set forth in the Cash Flow Forecast Exhibit to the applicable Private Placement Memorandum regardless of whether the actual costs incurred by IREX or any of its Affiliates are greater than or less than the amounts thereof set forth in the aforesaid Cash Flow Forecast.  No reconciliation of Upfront Costs and Expenses shall be conducted.

4.8

Assignment of Rights to Acquire Target Property

.  If the Target Property is already under contract to Venture Corp. or an Affiliate thereof, or a nominee for either of them, Venture Corp. shall have the purchase contract assigned to the respective Venture Sub prior to the anticipated closing of the Target Property.

4.9

Service Provider and Other Business Transactions

.  Upon prior approval of the Members, Venture Sub Manager may cause the Company or any Venture Sub to enter into other agreements, including additional service provider agreements, and transact other business with, IREX or its Affiliates on the same terms and conditions as IREX from time to time utilizes or approves with respect to its own 1031 Programs.

4.10

Discontinued Venture or Abandoned Syndication

.  If any Venture Sub fails to close on the purchase of its Target Property for any reason or in the event of an Abandoned Syndication, the costs incurred in connection therewith and the disposition or retention of the Target Property shall be treated as follows:

(a)

If Venture Corp. has not submitted a Venture Proposal to IREX, or if Venture Corp. has submitted a Venture Proposal to IREX and IREX has not submitted an Offering Recommendation to Venture Corp, or Venture Corp. has rejected an Offering Recommendation, Venture Corp. shall bear all expenses incurred in connection with the evaluation of the Target Property and shall promptly reimburse the Company for any such expenses that may have been advanced by the Company.

(b)

If Venture Corp. has submitted a Venture Proposal and IREX has submitted an Offering Recommendation, but a Syndication Proposal has not been entered into by the parties, then Venture Corp. shall bear all expenses incurred in connection with its evaluation of the Target Property, IREX shall bear any Upfront Costs and Expenses and the parties shall promptly reimburse the Company for any such expenses that may have been advanced by the Company.

(c)

If a Syndication Proposal has been entered into by the parties, but the Target Property is not acquired by the Venture Sub, (i) if an Equity Advance has been made, the same shall be returned to Venture Corp. and (ii) the Company shall bear all evaluation, acquisition and Upfront Costs and Expenses incurred in connection with the Target Property, including any earnest money that may have been forfeited by the Venture Sub; provided, however, if Venture Corp., or an Affiliate of Venture Corp. shall acquire the Target Property, Venture Corp. shall bear all evaluation and acquisition costs, incurred in connection with the Target Property, and shall promptly reimburse the Company for any such expenses that may have been advanced or paid by the Company, including any earnest money forfeited. The Company shall bear all Upfront Costs and Expenses incurred by the Company except those pertaining to the preparation of the Private Placement Memorandum in connection with the Target Property, which shall be borne by IREX.

(d)

If there is an Abandoned Syndication after a Target Property has been acquired by a Venture Sub, then: (i) the Company shall bear all evaluation, acquisition and Upfront Costs and Expenses in connection with the Target Property; (ii) all Operating Proceeds shall be distributed to Venture Corp. and Venture Corp. shall fund all Target Property losses as required by Section 4.12; and (iii) Venture Corp. shall solely determine, as provided under Section 6.4 (b), whether the Venture Sub shall continue to hold title to the Target Property for disposition to a third party or whether the Target Property shall be conveyed to a Venture Corp. Affiliate. If Venture Corp. determines to convey the Target Property to a Venture Corp. Affiliate, then upon such conveyance, Venture Corp. shall reimburse the Company for all evaluation and acquisition costs incurred by the Company in connection with the Target Property and all Upfront Costs and Expenses incurred by the Company except those pertaining to the preparation of the applicable Private Placement Memorandum, which shall be borne by IREX. For the purposes of this subsection, disposition or conveyance of the Target Property shall mean conveyance of the title to the Target Property, assignment of the Company’s interest in the Venture Sub holding title to the Target Property, or the sale of the Venture Sub.

(e)

If prior to the acquisition of the Target Property a Syndication Proposal has been entered into by the parties and a Private Placement Memorandum was prepared that was rejected by Inland Securities Corporation, and the Venture Sub and Inland Securities Corporation did not thereafter agree on the terms of a 1031 Program for the Target Property, then (i) IREX will be prohibited from acquiring the Target Property for its own account or as part of its own 1031 Program and (ii) IREX shall bear the cost of the preparation of the Private Placement Memorandum and the Company shall bear all evaluation costs incurred in connection with the Target Property, including any earnest money that may have been forfeited by the Venture Sub; provided, however, if Venture Corp., or an Affiliate of Venture Corp. shall acquire the Target Property, Venture Corp. shall bear  all evaluation and acquisition costs, incurred in connection with the Target Property, including any earnest money that may have been forfeited by the Venture Sub, and shall promptly reimburse the Company for any such expenses that may have been advanced or paid by the Company, including any earnest money forfeited.

4.11

Venture Sub Losses. If the Company funds any operating losses or other losses of a Venture Sub, all such funded amounts shall be promptly reimbursed to the Company by Venture Corp. and shall be treated as an Additional Equity Advance to the Company.

4.12

Additional Equity Advances

.  Upon the Company’s receipt of a statement from a Venture Sub stating that the Venture Sub has approved a call for additional capital from its members, or beneficiaries if the Venture Sub is a DST, Venture Corp. shall thereupon make an Additional Equity Advance to the Company in the amount of the capital contribution attributable to the Company. Following receipt of the Additional Equity Advance the Company will contribute the amount of the Additional Equity Advance to the Venture Sub. The Company shall maintain separate accounting for each Additional Equity Advance made by Venture Corp.

ARTICLE V
AMENDMENTS TO CERTIFICATE AND AGREEMENT

5.1

Certificate Amendments

.  The Company may amend its Certificate at any time to add a new provision or to change or remove an existing provision upon Member Consent.

5.2

Agreement Amendments

.  This Agreement may be amended or modified from time to time upon Member Consent.

ARTICLE VI
RIGHTS AND DUTIES OF MEMBERS

6.1

Meetings and Notice

.  Meetings of the Members may be called by the Manager or by either Member.  Notice stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered in writing to both Members not less than 24 hours and not more than 30 days before the date of any meeting of the Members, unless notice is waived by both of the Members.

6.2

Informal Action by Members

.  Any action which may be taken at a meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by both of the Members.

6.3

No Liability of Members

.  Except as set forth in Section 4.10, no Member shall be liable as such for the liabilities of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members (or the Manager) for liabilities of the Company.

6.4

Venture Corp. Member Decisions

.  Notwithstanding anything in this Agreement to the contrary, Venture Corp. and not the Manager shall have the sole and exclusive right, power and authority to make all decisions and to take all actions, including the power to bind or cause the Company to act, with respect to the following matters (each a “Venture Corp. Member Decision”):

(a)

all decisions concerning the timing and amount of any distributions of Operating Proceeds, Net Investor Sales Proceeds and Exit Sale Proceeds. Each Venture Sub operating agreement shall include appropriate provisions authorizing the Company, as sole member of the Venture Sub, to distribute all available cash of the Venture Sub to the Company; and,

(b)

all decisions with respect to the sale, conveyance or other disposition of any Target Property which is the subject of an Abandoned Syndication. Each Venture Sub operating agreement or trust agreement shall include appropriate provisions authorizing the Company, so long as it is the sole member, or sole beneficiary, as the case may be, of such Venture Sub, to sell, convey or otherwise dispose of the Target Property in the event such Target Property is the subject of an Abandoned Syndication.

6.5

Lack of Authority

.  No Member, as such, shall take any part in the management or control of the business of the Company or have power to sign for or bind the Company.  Notwithstanding the foregoing, Venture Corp. shall have the sole and exclusive right, power and authority to make Venture Corp. Member Decisions and the Members shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such other matters as are expressly specified in this Agreement (pursuant to Section 7.7 or otherwise) as matters that are required to be taken or approved by the Members under the Act, and any such approval or action shall require Member Consent.

6.6

Conflicts of Interest

.  No Member shall owe any fiduciary duty to the Company or to the other Member.  Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, the Manager, or any of their Affiliates, to conduct any other business or activity, and neither a Member nor the Manager shall be accountable to the Company or to any other Member with respect to that business or activity.  In particular, it is understood and agreed that each of IRC, Venture Corp., IREX (as a Member or Manager) and their respective Affiliates (i) may engage or invest in, own or manage, independently or with others, any business or activity of any type or description and neither the Company nor either Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom, (ii) shall not be obligated to present any investment opportunity or prospective economic advantage to the Company or to the other Member, even if the opportunity is of the character that, if presented to the Company or the other Member, could be taken advantage of by the Company or the other Member and (iii) shall have the right to hold any business or investment opportunity or prospective economic advantage, including but not limited to a potential 1031 Program or a property for a 1031 Program, for its own account.

6.7

Representations and Warranties

.  Each Member hereby represents and warrants that such Member is duly organized, validly existing and in good standing under the laws of its state of organization and that it has full organizational power to execute this Agreement and to perform its obligations hereunder.

ARTICLE VII
RIGHTS AND DUTIES OF MANAGER

7.1

Management

.  The business and affairs of the Company shall be managed by the Manager and by the officers and agents of the Company pursuant to authority granted by the Manager.  Except as set forth in Sections 6.4, 6.5, 7.3, 7.7, 9.2 and 14.1 and except for non-waivable provisions of the Act, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the business and affairs of the Company.

7.2

Manager

.  The Company shall have one Manager.  The Manager shall be IREX.

7.3

Power to Bind the Company

.  Except for the power of Venture Corp. to bind the Company to effect Venture Corp. Member Decisions, only the Manager and the officers and agents of the Company pursuant to authority granted by the Manager shall have the authority to bind the Company.  Unless authorized by this Agreement or by the Manager, no attorney-in-fact, employee or other agent of the Company (other than officers and agents duly authorized by the Manager) shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

7.4

Fees and Compensation

.  The Company shall reimburse (or if not yet expended, advance on behalf of) the Manager for all reasonable expenses incurred in managing the Company, including costs of establishing and maintaining its status as a limited liability company and all accounting and tax return costs.  The Manager shall not be entitled to any compensation for acting as the Manager.

7.5

Standard of Care

.  A duty of care shall be applicable to the Manager in respect of the discharge of its duties to the Company, but such duty shall be limited to refraining from engaging in Willful Misconduct or acts of gross negligence.  Except as may otherwise be provided in Article VIII, Venture Corp. and IRC each agree to hold harmless, and waive any claim against, the Manager for half of any and all Damages arising from or out of the performance by the Manager of its duties hereunder, provided the standard of conduct in the prior sentence is satisfied.

7.6

Officers

.  The Company may have officers appointed, from time to time, by the Manager.  Each officer shall hold office until his or her successor shall have been appointed, or until his or her death or inability to serve, or until he or she shall resign or shall have been removed from office.  Any officer may be removed by the Manager in its sole discretion with or without cause.  The authority, duties and responsibilities of each officer shall be established, from time to time, by the Manager.

7.7

Matters Requiring Member Consent

.  Notwithstanding any other provision of this Agreement, the following actions (“Major Decisions”) shall require Member Consent:

(a)

the creation and capitalization of a Venture Sub for a 1031 Program;

(b)

the making or implementing of any decision to acquire any Property (excluding acquisitions approved in accordance with Section 4.3 above) for a purchase price in excess of $10,000, the execution and delivery of any agreement, contract, debt instrument, binding letter of intent or other document or instrument to purchase any Property for a purchase price or with liabilities in excess of $10,000 (excluding acquisitions approved in accordance with Section 4.3 above), and any decision to terminate any such agreement, contract, debt instrument, letter of intent or other document or instrument;

(c)

the institution of any material legal proceedings in the name of the Company or a Venture Sub, settlement of any material legal proceedings against the Company or a Venture Sub and confession of any material judgment against the Company or a Venture Sub or any Property of the Company or a Venture Sub;

(d)

any action or decision with respect to a Bankruptcy Event involving the Company;

(e)

a liquidation of the Company, or a merger or consolidation of the Company with another business or entity;

(f)

the requirement of an Additional Capital Contribution pursuant to Section 9.2 below;

(g)

causing the Company or any Venture Sub to incur indebtedness to a third party with recourse to the Company’s assets; and

(h)

the issuance of additional Interests;

(i)

the admission of new Members; and

(j)

the making of any changes to the fees and/or reserves set forth in the Offering Recommendation.

7.8

REIT Provisions

.  Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Company or a Venture Sub, Venture Corp. shall have the right to direct the Manager to cause the Company to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of IRC as a real estate investment trust under Section 856 of the Code (a “REIT”), (ii) preserve the continued qualification of any Affiliates of IRC as taxable or qualified REIT subsidiaries and (iii) avoid the imposition of additional taxes on IRC and its Affiliates under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the “REIT Rules”).  The Members agree that in the event that Venture Corp. proposes to have the Manager take any action or refrain from taking any action (or cause the Company to take any action or refrain from taking any action) to ensure the continued qualification of IRC as a REIT, to preserve the continued qualification of any Affiliates of IRC as taxable or qualified REIT subsidiaries or to avoid the imposition of additional taxes under the REIT Rules on IRC, Venture Corp. shall (x) notify and consult with the Manager regarding, and prior to directing, such proposed action and (y) not have liability to IREX for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions provided that Venture Corp. acts in good faith to determine and implement a course of action that preserves IRC’s REIT status or avoids the imposition of additional taxes on IRC or Venture Corp. in a manner which minimizes the adverse effects on IREX’s rights and obligations hereunder.

ARTICLE VIII
INDEMNIFICATION

8.1

Indemnification by Venture Corp. and IRC of IREX Indemnified Parties

.  Venture Corp. and IRC shall indemnify, defend and hold IREX and its Affiliates and their respective officers, directors, employees, shareholders, representatives, attorneys, agents, predecessors, successors, assigns and subsidiaries, past, present and future, harmless from and against any and all Damages arising from or relating to any information delivered or representation, in connection with any 1031 Program, made by Venture Corp. or IRC or any of their Affiliates to IREX, the Company or a Venture Sub and included in a Private Placement Memorandum.

8.2

Indemnification by IREX of IRC Indemnified Parties

.  Except with respect to any information delivered, or representation made by, Venture Corp., IRC or any of their Affiliates to IREX, the Company or a Venture Sub in connection with any 1031 Program, IREX shall indemnify, defend and hold Venture Corp., IRC, their Affiliates and their respective officers, directors, employees, shareholders, representatives, attorneys, agents, predecessors, successors, assigns and subsidiaries, past, present and future (the “IRC Indemnified Parties”) harmless from and against any and all Damages arising from or relating to (i) any Misrepresentation in a Private Placement Memorandum or (ii) the failure of the offering and sale of a 1031 Program to be conducted in compliance with the Securities Act and applicable state securities laws.

8.3

Other Indemnification Obligations.  In the event a Member, IRC, or any of their Affiliates, or the Company incurs any liability to a third party with respect to the Company or a Venture Sub, where neither Section 8.1 nor Section 8.2 is applicable, then the Members agree that any such liability shall be discharged as follows:  (i) for any such liability arising from the Willful Misconduct or Misrepresentation of a Member, such Member shall promptly indemnify the other Member or its Affiliate or the Company, as the case may be, for such liability and all related Damages (and in the event such other Member is IREX, an Affiliate of IREX or the Company, then IRC together with Venture Corp., shall indemnify IREX, such Affiliate or the Company, as the case may be); provided, however, that no Member, including without limitation Venture Corp., shall have any obligation to indemnify any other Member if (x) the conduct of the Member requesting indemnification does not meet the standard of care set forth in Section 7.5 or as may be set forth in any other applicable section of either IRC’s Fourth Articles of Amendment and Reinstatement executed on June 27, 2005 or IRC’s Amended and Restated Bylaws effective September 29, 2004, as such instruments are effective as of the date of this Agreement and not as such instruments may be thereafter amended (collectively, the "IRC’s Charter"), or (y) any other condition in IRC’s Charter is not fulfilled, to the extent meeting such standard or fulfilling such condition would be required for IRC to be permitted by IRC’s Charter to so indemnify that Member; and (ii) for all other such liabilities, the Members agree that to the extent that the Company is unable to meet or dispose of such liabilities in its own right, the Members shall be obligated to share, on an equal basis, the amount of such liabilities and related Damages incurred by the Members.  The obligations created under this Section are enforceable solely among the Company, the Members, IRC and their respective Affiliates and shall not confer any rights on third parties.

8.4

Limitation on Certain Obligations of IRC and its Subsidiaries.  The parties acknowledge, understand and agree that if IRC's Charter restricts IRC's ability to limit the liability of, waive claims against, and hold harmless or indemnify certain persons and entities under certain circumstances, IRC does not obligate itself, inadvertently or otherwise, to act in violation of IRC’s Charter. The parties hereto agree that notwithstanding anything to the contrary in this Agreement, nothing in this Article VIII or otherwise in this Agreement or any agreement executed by IRC, or a subsidiary of IRC, including Venture Corp., in connection with this Agreement shall require IRC or a subsidiary of IRC to limit the liability of, waive any claims against, or indemnify and hold harmless any person or entity except to the extent IRC or that subsidiary is permitted by IRC’s Charter to so limit, waive, indemnify or hold harmless, as applicable.

ARTICLE IX
CONTRIBUTIONS AND CAPITAL ACCOUNTS

9.1

Initial Contributions

.

(a)

Each Member has made the Initial Capital Contribution described for that Member on Exhibit A and shall be entitled to 50 percent of the Membership Interests in the Company in exchange for such Initial Capital Contribution.

(b)

No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid on any Capital Contribution except as provided in this Agreement.

9.2

Additional Capital Contributions From Existing Members

.  If the Manager believes that the Company needs additional funds to conduct its business, other than Equity Advances, the Manager shall deliver notice thereof to the Members.  If the Members approve such request for additional funds by Member Consent, each Member shall make an Additional Capital Contribution equal to the amount set forth in such notice for such Member within five days after the Manager has obtained Member Consent for the Additional Capital Contribution.  Any Additional Capital Contribution shall be made in accordance with the Member’s respective Percentage Interests.  The Company shall not issue any additional Membership Interests in exchange for any Additional Capital Contribution.

ARTICLE X
DISTRIBUTIONS

10.1

Distribution of Acquisition Fees. When the Company receives a distribution of Acquisition Fees from a Venture Sub, which the Venture Sub shall promptly distribute to the Company upon sales of Interests, such amounts shall be promptly paid to the Members in accordance with their Percentage Interests.

10.2

Distributions of Operating Proceeds. When the Company receives a distribution of Operating Proceeds from a Venture Sub, which the Venture Sub shall promptly distribute to the Company upon receipt, upon Venture Corp.’s decision to distribute the same as provided under Section 6.4 (a), such amounts shall be promptly distributed by the Company to Venture Corp.

10.3    Distributions of Net Investor Sale Proceeds and Exit Sale Proceeds.  When the Company receives a distribution of Net Investor Sale Proceeds or Exit Sale Proceeds from a Venture Sub, which the Venture Sub shall promptly distribute to the Company upon receipt, upon Venture Corp.’s decision to distribute the same as provided under Section 6.4 such amounts shall be promptly distributed to Venture Corp. provided that any Additional Equity Advances that are required to be paid have been paid in full.

10.4

Other Distributions Not Upon Dissolution. All other cash, such as interest income on the Company’s assets, subject to retention for reasonable reserves as determined in good faith by the Manager, and not constituting distributions upon dissolution, shall be distributed from time to time, as determined by the Manager, to the Members in accordance with their Percentage Interests.

ARTICLE XI
ALLOCATIONS AND TAXES

11.1

Allocation of Profits and Losses

.  Except as provided in this Article XI, and as otherwise required by Code Section 704 and the Regulations thereunder, all allocations of Profits and Losses of the Company for federal income tax purposes shall be made to the Members pro rata in accordance with their Percentage Interests.

11.2

Elections

.  The Manager may make any tax elections for the Company allowed under the Code or the tax laws of any state or other Taxing Jurisdiction.

11.3

Tax Matters Partner

.  The Manager shall be the tax matters partner pursuant to Section 6231(a) (7) of the Code and shall take all action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code.

11.4

Method of Accounting

.  The records of the Company shall be maintained, as the Manager may determine, on either (a) a cash receipts and disbursements method of accounting or (b) an accrual method of accounting.

11.5

Returns and Other Elections

.  The Manager shall cause the preparation and timely filing of all Company tax returns.

11.6

Venture Subs.  All items of Profit and Loss passed through to the Company from the Venture Sub or Profit or Loss (after payment of all fees and expenses owed to IREX) resulting from the sale of an Interest shall be allocated 100% to Venture Corp.

11.7

Certain Reimbursements. If the Company is reimbursed for its payments of certain amounts by a Member pursuant to Sections 4.10 or 4.12 hereof, such amounts shall not be treated as a Company expense, but shall be treated as a direct expense of the Member making such reimbursement.

ARTICLE XII
DISPOSITION OF MEMBERSHIP INTERESTS

No Member shall have the right to Transfer all or any portion of its Membership Interests and any attempted Transfer of a Membership Interest will be null and void ab initio. Each Member hereby acknowledges the reasonableness of the prohibition contained in this Article XII in view of the purposes of the Company and the relationship with the other Member.

ARTICLE XIII
TERMINATION OR RESIGNATION OF A MEMBER

13.1

Termination

(a)

.  A Member shall be terminated from the Company upon a Bankruptcy Event.

13.2

Effect of Termination

.  Upon the Termination of any Member the Member’s right to vote and otherwise participate in the management and conduct of the Company’s business shall terminate and management of the Company shall vest solely in the remaining Member.  The terminated Member, or its bankruptcy estate or shareholder(s) as the case may be, shall only be entitled to receive distributions as provided in this Agreement on account of (or in return of capital constituting all or any portion of) its Membership Interest (and as to Venture Corp. including distributions of Operating Proceeds, Net Investor Sale Proceeds and Exit Sale Proceeds, to the extent it is entitled to receive the same under the terms of this Agreement) and to be allocated income, gains, losses, deductions and expenses of the Company as provided in this Agreement on account of such Membership Interest (and as to Venture Corp. including allocations of Operating Proceeds. Net Investor Sale Proceeds and Exit Sale Proceeds as provided under the terms of this Agreement).

13.3

Resignation of a Member. A Member may only resign from the Company upon the dissolution and winding up of the Company.

ARTICLE XIV
DISSOLUTION AND WINDING UP

14.1

Dissolution

.  The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

(a)

upon Member Consent, if and only if at the time of such Member Consent, no Venture Sub is in the process of selling Interests pursuant to its Private Placement Memorandum;

(b)

as required by the Act.

14.2

Effect of Dissolution

.  Upon dissolution, the Company shall cease carrying on business, as distinguished from the winding up of the Company business, but the Company is not terminated, and continues until the winding up of the affairs of the Company is completed and a certificate of cancellation has been filed with the Secretary of State.

14.3

Distribution of Assets upon Dissolution

.  Upon the winding up of the Company, the Company’s Property shall be distributed:

(a)

first, to creditors in satisfaction of Company liabilities, including payments to Members with respect to any funds loaned to the Company by any Member and the interest thereon;

(b)

second, to Venture Corp. to the extent of undistributed Operating Proceeds and undistributed Investor Net Sale Proceeds;

(c)

third, to Venture Corp. to the extent of outstanding Equity Advances and Additional Equity Advances; and

(d)

thereafter, to the Members in accordance with their Percentage Interests.

14.4

Winding Up and Articles of Dissolution

.  The winding up of the Company shall be completed when all its debts, liabilities and obligations have been discharged or reasonably adequate provision therefor has been made, and all of the remaining Property and assets of the Company have been distributed to the Members.  Upon the completion of winding up of the Company, articles of dissolution shall be filed with the Secretary of State.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1

Notices

.  All notices, demands or other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or sent by telefax (with receipt confirmed).  Such notices, demands and other communications shall be sent to each Member, the Manager and the Company at its address (or to its telecopier number) set forth on Exhibit A hereto, or such other address (or telecopier number) as such Member, the Manager or the Company may specify by written notice to the others.

15.2

Entire Agreement

.  This Agreement, including exhibits attached hereto, is the entire agreement between the Members and the Company.

15.3

Construction

.  Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice-versa. Whenever, the masculine gender is used in this Agreement and when required by the context, the same shall include the feminine and neuter genders and vice-versa.

15.4

Expenses

.  All out of pocket legal fees and expenses incurred by each of the Members in connection with the preparation of this Agreement, including the exhibits attached hereto, and the formation of the Company shall be reimbursed to the Members by the Company from the capital contributed to the Company by the Members other than Equity Advances made by Venture Corp. Each Member shall bear all out of pocket legal fees and expenses incurred by its attorneys in connection with the preparation of any amendments to this Agreement.

15.5

Headings

.  The headings in this Agreement are inserted for convenience only and are not intended to describe or limit the scope of this Agreement or any provision hereof.

15.6

No Partnership Intended for Nontax Purposes

.  Except for federal and state tax purposes, the Members do not intend hereby to form a partnership.  The Members do not intend to be partners of one to another.  To the extent any Member, by word or action, represents to another Person that the other Member is a partner or that the Company is a partnership, the Member making the wrongful representation shall be liable to the other Member who incurs personal liability by reason of the wrongful representation and shall not be entitled to indemnification for the act under Article VIII.

15.7

Rights of Creditors and Third Parties Under Agreement

.  This Agreement is entered into among the Company and the Members for their exclusive benefit and is not intended for the benefit of any creditor of the Company or any other Person.  Except and only to the extent as may be provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

15.8

Application of Delaware Law

.  This Agreement shall be governed by the Act (without regard to conflicts of laws provisions).

15.9

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument.

15.10

No Waiver

.  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder or pursuant hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or pursuant thereto.

15.11

Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, the provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.  If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

15.12

Benefit

.  This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, legal representatives and permitted assignees, if any, of the Members and the successors, assignees and transferees of the Company.

SIGNATURE PAGE FOLLOWS

119979/1

1

WHEREFORE, the undersigned have executed this Agreement on the date first set forth above.

MEMBERS:

INLAND REAL ESTATE EXCHANGE
CORPORATION, a Delaware corporation

BY:
ITS:	President

INLAND EXCHANGE VENTURE CORPORATION,
a Delaware corporation

BY:
ITS:	Vice President

JOINDER

Inland Real Estate Corporation hereby joins in the execution of this Agreement for the purpose of confirming that it shall perform its rights and obligations under Sections 4.10, 7.5 and Article VIII, above.

INLAND REAL ESTATE CORPORATION,
a Maryland corporation

BY:
ITS:

119979/1

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EXHIBIT A

MEMBER NAMES AND ADDRESSES	CAPITAL CONTRIBUTIONS

Inland Real Estate Exchange Corporation	$50,000
2901 Butterfield Road
Oak Brook, Illinois 60521

Inland Exchange Venture Corporation	$50,000
2901 Butterfield Road
Oak Brook, Illinois 60521

Company address for notice purposes:

IRC-IREX Venture II, LLC
2901 Butterfield Road
Oak Brook, Illinois 60521

Manager address for notice purposes:

Inland Real Estate Exchange Corporation
2901 Butterfield Road
Oak Brook, Illinois 60521

119979/1

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